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                                                                    EXHIBIT 23.2


                    [CROUCH, BIERWOLF & CHISHOLM LETTERHEAD]


The Board of Directors
Pet Quarters, Inc.
720 East Front Street
Lonoke, Arkansas 72086

We hereby consent to the use of our report dated October 25, 1998 in Amendment No. 1, and all subsequent amendments to the Registration Statement on Form S-1 dated June 8, 2000 related to the financial statements of Pet Quarters, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ CROUCH, BIERWOLF & CHISHOLM
CROUCH, BIERWOLF & CHISHOLM
Salt Lake City, Utah
July 7, 2000